SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 23, 2002


                                 INTERLAND, INC.
               (Exact name of registrant as specified in charter)





     MINNESOTA                  000-17932                    41-1404301
(State or other         (Commission File Number)    (IRS Employer Identification
 jurisdiction of                                       Identification No.)


      303 PEACHTREE CENTER AVENUE
               SUITE 500
              ATLANTA, GA                                        30303
    (Address of principal executive offices)                   (Zip Code)


        Registrant's telephone number including area code: (404) 720-8301



                                       N/A
          (Former name or former address, if changed since last report)

On August 6, 2001, Interland, Inc., a Minnesota corporation (formerly Micron Electronics, Inc., the "Registrant") completed the acquisition of Interland, Inc., a Georgia corporation ("Interland-Georgia"), through the merger of a wholly-owned subsidiary of the Registrant with and into Interland-Georgia, with Interland-Georgia surviving as a wholly owned subsidiary of the Registrant (the "Merger"). Simultaneously with the Merger, the Registrant changed its name from "Micron Electronics, Inc." to "Interland, Inc." and changed its Nasdaq stock symbol to "INLD" effective August 7, 2001. This report is being filed by the Registrant for the purpose of providing the pro forma and historical financial information required in connection with the Merger as required by Rule 11-01 of Regulation S-X.

ITEM 5.  OTHER EVENTS.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements.

                  Attached as Appendix A to this form 8-K are the historical financial statements of Interland-Georgia as of and for the three and six months ended June 30, 2001 and 2000.

         (b)      Pro Forma Financial Information.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma combined condensed financial information has been prepared to give effect to the Merger, which was accounted for using the purchase method of accounting. The total purchase price of the Merger has been allocated to assets and liabilities based on management's best estimates of their fair value with the excess cost over the net assets acquired allocated to goodwill.

The aggregate purchase price was $127.2 million, including equity issued, consisting of common stock, stock options and warrants, with a value of $122.9 million and cash of $4.3 million. The value of the 40,899,803 common shares issued was determined based on the average market price of the Company's common shares over the 2-day period before and after the terms of the acquisition were agreed to and announced on March 23, 2001.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

                                       Fair Value
                                   ---------------
(in thousands)

Current assets                      $      26,781
Property, plant, and equipment             30,462
Intangible assets                          17,500
Other assets                                  507
Goodwill                                  104,406
Current liabilities                       (44,547)
Long-term liabilities                      (7,943)
                                   ---------------
            Net Assets Acquired     $     127,166
                                   ===============

The unaudited pro forma combined condensed statement of operations for the year ended August 31, 2001 combines the historical consolidated statement of operations of the Registrant for the year ended August 31, 2001 with the historical consolidated statement of operations of Interland-Georgia for the eleven months ended August 6, 2001. Accordingly, the unaudited pro forma combined condensed statement of operations gives effect to the merger as if it had occurred at the beginning of the twelve-month period ended August 31, 2001.

The unaudited pro forma combined condensed financial information is based on estimates and assumptions. These estimates and assumptions have been made solely for purposes of developing this pro forma information. Unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during this period. This unaudited pro forma combined financial information is based upon the respective historical consolidated financial statements of the Registrant and Interland-Georgia and related notes thereto, included in the Registration Statement on Form S-4 of the Registrant and Interland-Georgia dated July 6, 2001 and the Registrant's Annual Report on Form 10-K for the year ended August 31, 2001.

                                 INTERLAND, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                          Interland,
                                                             Inc.
                                                           (formerly
                                                            Micron       Interland-
                                                         Electronics,     Georgia
                                                           Inc.) 12      11 months
                                                         months ended      ended
                                                          August 31,     August 6,                         Pro-forma
                                                             2001           2001      Adjustments           Combined
                                                         ---------------------------------------------------------------

Revenues                                                   $   60,752   $    42,487                       $   103,239
Cost of revenues                                               39,420        41,884   $    4,330   (c)         83,663
                                                                                          (1,971)  (a)
                                                          ------------- ------------- -------------      ---------------
   Gross margin                                                21,332           603       (2,359)              19,576

Operating expenses:
   Sales, marketing and technical support                      37,181        25,322        7,985   (c)         73,513
                                                                                           3,025   (a)
   General and administrative                                  38,299        27,017        6,613   (c)         70,914
                                                                                          (1,015)  (a)
   Depreciation and Amortization                                    -        20,075      (20,075)  (c)              -
   Goodwill amortization                                        6,809             -            -                6,809
   Merger, integration and restructuring costs                111,989             -        1,147   (c)        113,136
   Other expense (income), net                                 (1,637)            -                            (1,637)
                                                          ------------- ------------- -------------      ---------------
   Total operating expenses                                   192,641        72,414       (2,320)             262,735
                                                          ------------- ------------- -------------      ---------------
Operating loss                                               (171,309)      (71,811)         (39)            (243,159)
Loss on  investments, net                                      (5,419)            -                            (5,419)
Interest income, net                                            8,317           326                             8,643
                                                          ------------- ------------- -------------      ---------------
Loss from continuing operations before taxes                 (168,411)      (71,485)         (39)            (239,935)
Income tax benefit                                             22,694             -      (22,694)  (d)              -
 Loss from continuing operations                             (145,717)      (71,485)     (22,733)            (239,935)
                                                          ============= ============= =============      ===============
 Loss from continuing operations per share:
   Basic and diluted                                      $     (1.46)   $    (1.53)                      $     (1.74)

Number of shares used in per share calculations:
   Basic and diluted                                           99,596        46,722      (46,722)  (b)        137,695
                                                                                          38,099   (b)



See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


NOTE 1. UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

The unaudited pro forma combined condensed statement of operations gives effect to the merger as if it had occurred at the beginning of the period presented.

The following adjustments have been reflected in the unaudited pro forma combined condensed statement of operations:

(a) Adjustment to record additional depreciation on revalued property, plant and equipment and amortization of intangible assets resulting from the allocation of the purchase price. Goodwill related to the Interland-Georgia acquisition is not amortized in these pro forma results. The pro forma adjustment assumes other intangible assets will be amortized on a straight-line basis over the following estimated lives:

                  Technology in place............................  5.0 years
                  Interland-Georgia trade name...................  7.0 years
                  Reseller agreements............................  3.0 years

(b) To reflect the estimated shares of the Registrant's common stock to be issued as consideration for the merger and to eliminate Interland-Georgia weighted average shares.

(c) To reclassify certain amounts to conform with the Registrant's presentation.

(d) To eliminate the Registrant's income tax benefit. It is assumed that the combined entity will not meet the requirements to recognize the benefit of net operating losses as income from the discontinued operations of Spectek and Micron PC will not be available to offset losses from continuing operations in future periods.

                       APPENDIX A - FINANCIAL STATEMENTS.

                     INTERLAND, INC., A GEORGIA CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                               JUNE 30,          DECEMBER 31,
                                                                                 2001                2000
                                                                          ----------------     --------------
                                 ASSETS                                       (UNAUDITED)
Current Assets:
  Cash and cash equivalents...........................................      $     19,836      $     56,314
  Restricted cash.....................................................             3,605             3,488
  Accounts receivable, net of allowance for
    doubtful accounts of $158 and $185, respectively..................             2,392               991
  Prepaid commissions.................................................             1,439             1,475
  Notes receivable-related parties....................................               548               532
  Other current assets................................................             3,106             4,061
                                                                          ----------------    --------------
        Total current assets..........................................            30,926            66,861
                                                                          ----------------    --------------
Property and Equipment:
  Internet access and computer equipment..............................            16,018            15,672
  Construction in progress............................................             7,385             4,492
  Other furniture and equipment.......................................             6,339             6,644
  Office computer equipment...........................................             2,260             2,165
  Purchased software..................................................             9,059             7,830
  Leasehold improvements..............................................             9,175             8,754
                                                                          ----------------    --------------
                                                                                  50,236            45,557
  Less accumulated depreciation and amortization......................           (12,864)           (7,178)
                                                                          ----------------    --------------
    Property and equipment, net.......................................            37,372            38,379
                                                                          ----------------    --------------
Other Long-Term Assets:
  Intangible asset, net...............................................               362               456
  Deposits and other long-term assets.................................               680             1,139
                                                                          ----------------    --------------
         Total other long-term assets.................................             1,042             1,595
                                                                          ---------------     --------------
         Total assets.................................................       $    69,340      $    106,835
                                                                          ================    ==============

                  LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
  Accounts payable....................................................       $     2,853      $     11,724
  Accrued expenses....................................................            10,127             9,792
  Capital lease obligations...........................................             8,841             6,557
  Deferred revenue....................................................            13,956            12,952
                                                                          ----------------    --------------
        Total current liabilities.....................................            35,777            41,025
                                                                          ----------------    --------------

Unearned revenue......................................................             1,608             1,511
Capital lease obligations.............................................             4,512             9,180
Commitments and Contingencies
Shareholders' Equity:
  Preferred stock, no par value, 25,000,000 shares authorized:
   Series A, $2.02 stated value, 15,000,000 shares authorized;
   no shares issued and outstanding...................................                --                --
    Series B, 2,000,000 shares authorized, no shares issued
      and outstanding.................................................                --                --
  Common stock, no par value; 200,000,000 shares authorized,
    47,502,911 and 47,323,585 shares issued and outstanding as
    of June 30, 2001 and December 31, 2000............................           145,984           145,931
  Warrants............................................................            18,280            18,280
  Deferred product development costs..................................            (4,391)           (5,076)
  Deferred marketing costs............................................            (9,046)          (10,818)
  Deferred compensation...............................................            (5,160)           (7,005)
  Accumulated deficit.................................................          (118,224)          (86,193)
                                                                          ----------------   --------------
       Total shareholders' equity.....................................            27,443            55,119
                                                                          ----------------   --------------
       Total liabilities and shareholders' equity.....................      $     69,340      $    106,835
                                                                          ================    ==============

                      See accompanying notes to Condensed Consolidated Financial Statements.



                     INTERLAND, INC., A GEORGIA CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                           FOR THE THREE MONTHS                 FOR THE SIX MONTHS
                                                                ENDED JUNE,                         ENDED JUNE,
                                                     ---------------------------------   ---------------------------------
                                                          2001              2000              2001              2000
                                                     --------------    ---------------   ---------------   ---------------
Revenues:
  Shared.................................            $      7,419       $      5,055      $     14,055      $     9,282
  Dedicated and managed services.........                   3,596              1,830             6,649            2,987
  Application hosting....................                     331                541               711            1,065
  Professional services..................                     293                731             1,090            1,091
                                                     --------------    ---------------   ---------------   ---------------
                                                           11,639              8,157            22,505           14,425
                                                     --------------    ---------------   ---------------   ---------------

Operating expenses:
  Cost of revenues (including non-cash expense
    of $1,228 and $398 for the three-months ended
    June 30, 2001 and 2000 and $2,458 and $1,208
    for the six-months ended June 30, 2001
    and 2000)....................................          11,577              8,018            23,126           14,230
  Sales and marketing............................           5,022             11,364             9,855           16,992

  General and administrative (including
    non-cash stock compensation expense of $757
    and $693 for the three-months ended June 30,
    2001 and 2000 and $1,914 and $1,290 for the
    six-months ended June 30. 2001 and 2000).....           6,911              5,659            15,470           10,538
  Depreciation and amortization..................           3,013              1,103             5,938            1,691
                                                     --------------    ---------------   ---------------   ---------------
         Total operating expenses................          26,523             26,144            54,389           43,451
                                                     --------------    ---------------   ---------------   ---------------

Operating loss...................................         (14,884)           (17,987)          (31,884)         (29,026)
                                                     --------------    ---------------   ---------------   ---------------

Other income (expense):
  Interest income................................             363                307             1,130              656

  Interest expense...............................            (634)              (288)           (1,277)            (387)
                                                     --------------    ---------------   ---------------   ---------------
         Total other income (expense)............            (271)                19              (147)             269
                                                     --------------    ---------------   ---------------   ---------------
Net loss.........................................         (15,155)           (17,968)          (32,031)         (28,757)

Preferred stock beneficial conversion
  and dividends..................................               -             (5,200)                -           (5,786)
                                                     --------------    ---------------   ---------------    ---------------
Net loss applicable to common
 shareholders....................................     $   (15,155)       $   (23,168)     $    (32,031)     $   (34,543)
                                                     ==============    ===============   ===============   ===============
Basic and diluted net loss per
  common share...................................     $     (0.32)       $     (0.93)     $      (0.69)     $     (1.42)
                                                     ==============    ===============   ===============   ===============
Shares used in computing net loss
  per share......................................      46,819,791         24,836,479       46,,771,954       24,386,414
                                                     ==============    ===============   ===============   ===============



     See accompanying notes to Condensed Consolidated Financial Statements.

                     INTERLAND, INC., A GEORGIA CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                              FOR THE SIX MONTHS
                                                                  ENDED JUNE,
                                                              2001           2000
                                                         --------------    --------------
Cash flows from operating activities:
  Net loss..........................................     $    (32,031)      $   (28,757)
  Adjustments to reconcile net loss
  to net cash used in operating activities:
     Depreciation and amortization..................            5,938             1,691
     Amortization of non-cash stock
     compensation expense...........................            1,914             1,288
     Amortization of deferred development
       and marketing costs..........................            2,457             1,208
     Common stock issued for legal fees.............                -               140
     Loss on disposal of property and equipment.....              376                 -
  Changes in operating assets and liabilities:
     Accounts receivable............................           (1,401)             (930)
     Prepaid commissions............................               36              (413)
     Other current assets...........................              915            (2,791)
     Notes receivable--related parties..............              (16)              (25)
     Other assets...................................              459                38
     Accounts payable and accrued liabilities.......           (8,537)           11,533
     Deferred revenue...............................            1,101             7,281
                                                         --------------    --------------
          Total adjustments.........................           (3,242)           19,020
                                                         --------------    --------------
          Net cash used in operating activities.....          (28,789)           (9,737)
                                                         --------------    --------------

Cash flows from investing activities:
  Purchases of property and equipment...............           (5,652)          (20,150)
  Proceeds for sale of property and equipment                     439                 -
  Deposit of restricted cash........................             (144)           (1,693)
  Purchase of Intangible Assets                                     -              (150)
                                                         --------------    --------------
          Net cash used in investing activities.....           (5,357)          (21,993)
                                                         --------------    --------------

Cash flows from financing activities:
  Net proceeds from issuance of common stock........               53             1,507
  Net proceeds from issuance of preferred stock.....                -            14,000
  Borrowings on capital lease obligations...........              589             7,883
  Payments on capital lease obligations.............           (2,974)             (854)
                                                         --------------    --------------
          Net cash (used in)/provided by financing
          activities................................           (2,332)           22,536
                                                         --------------    --------------
Net decrease in cash and cash equivalents...........          (36,478)           (9,194)
Cash and cash equivalents, beginning of period......           56,314            24,510
                                                         --------------    --------------
Cash and cash equivalents, end of period............     $     19,836       $    15,316
                                                         ==============    ==============



     See accompanying notes to Condensed Consolidated Financial Statements.

      Interland, Inc. Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

1.  Nature of Business

Interland, Inc., a Georgia corporation (the "Company") commenced operations on September 18, 1997. The Company provides a broad range of Web site and application hosting and other related Web based business solutions specifically to meet the needs of small- to medium-sized businesses. The Company focuses on delivering high-quality, reliable, and flexible services that are backed by customer support 24 hours a day, 7 days a week, and 365 days a year. The Company offers its solutions directly and through third-party dealers that resell the Company's Web hosting services.

History of Operating Losses

The Company has incurred net losses since it commenced operations. As of June 30, 2001, the Company had an accumulated deficit of $118 million. These losses have occurred because of the costs incurred by the Company to develop its products, build a customer support infrastructure, and expand its market share in an extremely competitive market.

2.  Significant Accounting Policies

Interim Unaudited Financial Information - The accompanying unaudited consolidated financial statements as of June 30, 2001 and June 30, 2000 and for the three and six month periods then ended, have been prepared in accordance with generally accepted accounting principles for interim financial information. In management's opinion, these statements include all adjustments necessary for a fair presentation of the results of the interim periods shown. All adjustments are of a normal recurring nature unless otherwise disclosed. Operating results for the three and six month periods ended June 30, 2001 are not necessarily indicative of the results that may be expected for the full year.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements. The amounts that the Company will ultimately incur or recover could differ materially from its current estimates. The underlying estimates and facts supporting these estimates could change in 2002 and thereafter.

The financial statements include the accounts of Interland-Georgia and its wholly owned subsidiary, Interland BV in the Netherlands. All significant intercompany balances and transactions have been eliminated.

Basis of Presentation - these financial statements for the second quarter ended June 30, 2001 should be read in conjunction with the Company's Annual Report on Form 10-K (10-K) for the fiscal year ended December 31, 2000.

Reclassifications - certain prior period balances and amounts have been reclassified to conform to current period presentation.

Basic and Diluted Net Loss Per Share - Basic earnings per share is computed using the weighted average number of common shares outstanding. Diluted earnings per share is computed using the weighted average number of common shares outstanding and potential common shares outstanding when their effect is dilutive. Potential common shares result from the assumed exercise of outstanding stock options and warrants. There is no difference between basic and diluted EPS in the periods presented since the net loss position causes these options and warrants to be antidilutive.

Comprehensive Income - The Company reports comprehensive income in accordance with Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." This statement requires the disclosure of accumulated other comprehensive income or loss (excluding net income or loss) as a separate component of shareholders' equity. The Company had no comprehensive income for the three and six month periods ended June 30, 2001 and June 30, 2000.

Recently  Issued  Accounting  Standards- In June 1998, the Financial  Accounting
Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 requires that all derivatives be recorded as either assets or liabilities in the balance sheet and be marked-to-market on an ongoing basis. SFAS No. 133 applies to all derivatives including stand-alone instruments, such as forward currency exchange contracts and interest rate swaps, or embedded derivatives, such as call options contained in convertible debt instruments. The Company implemented SFAS No. 133 in the first quarter of 2001 and it did not have a material impact on our results of operations, financial condition or cash flows.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101 "Revenue Recognition in Financial Statements." The SAB summarizes certain staff views in applying generally accepted accounting principles to revenue recognition in financial statements. The provisions of SAB No. 101 became effective in fiscal 2001 and did not have a material impact on our results of operations, financial condition or cash flows.

In July 2001, theFASB issued SFAS No. 141 "Business Combinations." SFAS 141 requires that all business combinations be accounted for using the purchase method of accounting; therefore, the pooling-of-interests method of accounting is prohibited. SFAS 141 also requires that an intangible asset acquired in a business combination be recognized apart from goodwill if the intangible asset arises from contractual or other legal rights or the acquired intangible asset is capable of being separated from the acquired enterprise, as defined in SFAS
141. SFAS 141 is effective for all business combinations completed after June 30, 2001 and accounted for as a purchase and for all business combinations "initiated" after June 30, 2001, as defined.

In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 addresses the financial accounting and reporting for goodwill and other intangible assets subsequent to their acquisition. SFAS No. 142 requires that intangible assets be amortized over their useful lives unless that life is determined to be indefinite. Intangible assets shall be evaluated annually to determine whether events and circumstances continue to support an indefinite useful life. An intangible asset that is not subject to amortization shall be tested for impairment annually or more frequently if events or changes in circumstances indicate that the asset might be impaired. Adoption of SFAS No. 142 is effective for fiscal years beginning after December 15, 2001, however, early adoption is permitted. The Company does not expect the adoption of this standard to have a material impact on our results of operations, financial condition or cash flows.

In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." The statement provides accounting and reporting standards for recognizing obligations related to asset retirement costs associated with the retirement of tangible long-lived assets. Under this statement, legal obligations associated with the retirement of long-lived assets are to be recognized at their fair value in the period in which they are incurred if a reasonable estimate of fair value can be made. The fair value of the asset retirement costs is capitalized as part of the carrying amount of the long-lived asset and subsequently allocated to expense using a systematic and rational method over the assets' useful life. Any subsequent changes to the fair value of the liability due to passage of time or changes in the amount or timing of estimated cash flows is recognized as an accretion expense. This standard is effective for fiscal years beginning after June 15, 2002. The Company is currently analyzing the impact the adoption of this pronouncement may have on its consolidated financial position, results of operations, or cash flows.

3.  Contingencies

The Company is party to various legal actions arising in the normal course of business, none of which is expected to have a material adverse effect on its business, financial position, results of operations and cash flows.

4.  Operating Segment Information

The Company's business activities are represented by a single industry segment, web site and application hosting.

5.  Subsequent Event

On March 23, 2001, Micron Electronics, Inc. ("Micron Electronics"), the Company, and Imagine Acquisition Corporation, a wholly owned subsidiary of Micron Electronics ("Merger Sub") entered into an Agreement and Plan of Merger dated as of March 22, 2001 (the "Merger Agreement"). Subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company to survive the Merger and become a wholly owned subsidiary of Micron Electronics (the "Merger"). Immediately subsequent to the Merger, Micron Electronics will change its name to "Interland".

On August 6, 2001, Micron Electronics acquired 100 percent of the outstanding common shares of the Company in the Merger, issuing 0.861 shares of Micron Electronic's common stock in exchange for each share of the Company's common stock or 40,899,803 shares. In addition, Micron Electronics issued options and warrants to purchase shares of Micron Electronic's common stock in exchange for each issued and outstanding Company option and warrant using the ratio of 0.861 shares of Micron Electronics for each share of the Company. The primary goal of the acquisition was to create a new company with much greater scale. Interland also expects to reduce costs through economies of scale and restructuring. The aggregate purchase price was $127.2 million, including equity issued, consisting of common stock, stock options and warrants, with a value of $122.9 million and cash of $4.3 million. The value of the 40,899,803 common shares issued was determined based on the average market price of Micron Electronic's common shares over the 2-day period before and after the terms of the acquisition were agreed to and announced on March 23, 2001.









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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Interland, Inc. has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  September 23, 2002          INTERLAND, INC.



                                    By: /s/ David A. Buckel
                                       -------------------------------------
                                       David A. Buckel
                                       Senior Vice President and
                                       Chief Financial Officer
                                       Principal Financial and Accounting Office




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